UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material under Rule 14a-12

                                AZTAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                                                     Filed by: Aztar Corporation
                                                         Pursuant to Rule 14a-12
                                       under the Securities Exchange Act of 1934

                                              Subject Company: Aztar Corporation
                                                      Commission File No. 1-5440



On July 25, 2006, Aztar Corporation and Wimar Tahoe Corporation d/b/a Columbia Entertainment published the following joint press release:

             COLUMBIA ENTERTAINMENT AND AZTAR ANNOUNCE EXPIRATION OF
           HART-SCOTT-RODINO WAITING PERIOD FOR PROPOSED ACQUISITION
                                    OF AZTAR
                    -----------------------------------------

         FORT MITCHELL, KY, and PHOENIX, AZ, JULY 25, 2006 - Columbia Entertainment, the gaming affiliate of Columbia Sussex, and Aztar Corporation (NYSE: AZR) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 regarding Columbia Entertainment's proposed acquisition of Aztar Corporation has expired.

         As announced on May 19, 2006, Columbia Entertainment entered into a definitive merger agreement with Aztar under which it will acquire all of the outstanding common shares of Aztar for $54.00 per share in cash. The transaction remains subject to customary closing conditions, including the receipt of necessary gaming approvals, and is expected to close by the end of the year.

About Columbia Sussex Corporation

Columbia Sussex Corporation and its Columbia Entertainment gaming affiliate are among the largest privately held owners, developers and operators of hotel properties and casinos in the world. Columbia Sussex is the largest licensee of full-service Marriott Hotels in the U.S., and the Company and its affiliates own a total of 82 hotels and 8 casinos with approximately 27,000 rooms, including Marriott, Hilton, Westin, Sheraton, Renaissance and Doubletree branded properties across the United States, Canada and the Caribbean. Founded in 1972, the Company is led by William J. Yung III and owned by Mr. Yung and the Yung family. Columbia Sussex Corporation and Columbia Entertainment are headquartered in Fort Mitchell, Kentucky and have more than 18,000 employees worldwide.

About Aztar Corporation

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of the proposed merger of Aztar and Columbia Entertainment. In connection with the proposed merger, Aztar plans to file a proxy statement with the SEC. On July 14, 2006, Aztar filed a preliminary proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF AZTAR ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Aztar. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Aztar with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Aztar's other filings with the SEC may also be obtained from Aztar. Free copies of Aztar's filings may be obtained by directing a request to Aztar Corporation, 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016,
Attention: Secretary.

Aztar, Columbia Entertainment and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Aztar's stockholders in favor of the proposed merger. Information regarding Aztar's directors and executive officers is available in Aztar's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 10, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Contacts:     Columbia Entertainment:
              Stephanie Pillersdorf/Brooke Morganstein/Shannon Provost
              Citigate Sard Verbinnen
              (212) 687-8080

              Aztar Corporation:
              Joe Cole
              (602) 381-4111